EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ending September 30, 2008 as filed with the Securities and Exchange Commission by LaserLock Technologies, Inc. (the “Company”) on the date hereof (the “Report”), I, Norman A. Gardner, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 19 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.   The Report fully complied with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

November 14, 2008

/s/ Norman A. Gardner
Norman A. Gardner
Chief Executive Officer
Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities Exchange Commission or its staff upon request.

Explanatory Note: The same individual serves as chief executive (principal) officer and principal financial officer. Accordingly, there are no other individuals who are “other certifying officers” referred to in this certification.